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EXHIBIT 23.1


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          BATEMAN & CO., INC., P.C.
        Certified Public Accountants

                                                         5 Briardale Court
                                                     Houston, Texas 77027-2904
                                                          (713) 552-9800
                                                        FAX (713) 552-9700
                                                      www.batemanhouston.com



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in this Form F-1 of Emission Differentials, Ltd. of our report dated May 21, 2004, on our audit of the financial statements of Emission Differentials, Ltd., as of April 30, 2004, and for the period then ended.




                                                     BATEMAN & CO., INC., P.C.



Houston, Texas
May 25, 2004



                                     Member
               INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS
                  Offices in Principal Cities Around The World